UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 29, 2012

Apria Healthcare Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-168159	33-0488566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26220 Enterprise Court Lake Forest, California		92630
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 639-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Executive Officer and Chairman

On November 29, 2012, Apria Healthcare Group Inc. (the “Company”) announced that Norman C. Payson, M.D., has retired from his positions as Chief Executive Officer (CEO) and Chairman of the Board of Directors of the Company. Dr. Payson will remain on the Company’s Board of Directors and serve as a senior advisor to the Company.

Appointment of New Chief Executive Officer and Chairman

The Company also announced that John G. Figueroa has been appointed CEO of the Company and Chairman of the Company’s Board of Directors, succeeding Dr. Payson. Mr. Figueroa will also assume the CEO position for the Company’s home infusion business unit, Coram LLC.

Departure of Named Executive Officer

The Company also announced that Daniel E. Greenleaf, the Chief Executive Officer of Coram, is leaving the Company to pursue other business opportunities.

The above changes are effective immediately.

Mr. Figueroa, age 49, most recently served as CEO and Board Member of Cincinnati, Ohio-based Omnicare, Inc., a Fortune 500 healthcare services company providing pharmaceuticals and related services to long-term care facilities and specialized drugs for complex disease states. Prior to joining Omnicare, Mr. Figueroa served as President of McKesson Corporation’s U.S. Pharmaceutical Group from 2006-2010 after holding progressively more responsible operations and sales positions in the company’s Supply Solutions, Pharmaceutical and Health Systems groups from 1997 through early 2006. He spent the initial years of his career in various sales and operations roles for Baxter Healthcare Corporation’s Hospitex and Medical Surgical divisions.

A 1986 graduate of the University of California at Los Angeles with a B.A. in English and a B.A. in Political Science, Mr. Figueroa also holds a Master of Business Administration degree from Pepperdine University in Malibu, California, where he was honored as a Distinguished Alumnus in 2009. From 1985 through 1990, he served as a Commissioned Officer in the United States Army. Mr. Figueroa is a member of the board of directors of Reliance Steel & Aluminum Co.

Additional information about the management changes described above is included in the Company’s press release issued on November 29, 2012, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Dr. Payson’s Services Agreement

In connection with his retirement, Dr. Payson entered into a services agreement, effective November 29, 2012, with the Company and its affiliates pursuant to which Dr. Payson has agreed to act as a senior advisor to the Company and its affiliates and has agreed to continue to serve as a member of the Board of Directors of the Company. Dr. Payson’s services agreement has a four-year term ending November 29, 2016, which term may be extended by mutual agreement of the parties.

Compensation Arrangements

Dr. Payson’s services agreement also includes the terms summarized below:

•	advisory fee at an annual rate of $350,000; and

•	reimbursement of reasonable and customary business expenses, including reimbursement for the use of Dr. Payson’s private plane for Apria business travel in an amount not to exceed $750,000 annually.

Termination Provisions

Generally, Dr. Payson’s services agreement may be terminated by either the Company and its affiliates or Dr. Payson at any time upon 30 days’ advance written notice.

Dr. Payson’s Equity Arrangements

Pursuant to Dr. Payson’s services agreement, Dr. Payson’s management unit subscription agreement with BP Healthcare Holdings LLC (“BP Healthcare”) entered into on November 21, 2008 (the “2008 Unit Agreement”) has been amended to provide new vesting terms for the Class B Units subject to performance-based vesting. Pursuant to this amendment, in the event that Dr. Payson’s advisory or board services are terminated prior to December 29, 2012, none of these performance-vesting Class B Units will vest, and in the event of termination on or after December 29, 2012, the units will vest in equal monthly installments over a two-year period. Notwithstanding the foregoing, if (1) a change in control of Holdings occurs while Dr. Payson still serves as an advisor or director, or (2) Dr. Payson’s advisory or board services are terminated by the Company or its affiliates without cause or he resigns as a result of constructive termination on or prior to November 29, 2014, then all of the performance-vesting Class B Units granted to Dr. Payson under the 2008 Unit Agreement will immediately vest. In addition, none of the performance-vesting Class B units will be subject to call rights.

These vesting terms are in addition to those set forth in the original 2008 Unit Agreement, which provides that 50% of the performance-vesting Class B Units granted under the 2008 Unit Agreement will vest if Blackstone Capital Partners V L.P. and its affiliates (the “Sponsor”) receive cash proceeds equal to at least 200% of their aggregate capital contributions in respect of all of their units in Apria Holdings LLC (“Holdings”) and the other 50% will vest if the Sponsor receives cash proceeds equal to at least 300% of its aggregate capital contributions in respect of all of its units in Holdings. Any of the performance-vesting Class B Units granted under the 2008 Unit Agreement that are unvested as of the second anniversary of the date on which Dr. Payson’s employment is terminated will be forfeited by Dr. Payson.

In addition, in connection with his services agreement, on November 29, 2012, Dr. Payson and BP Healthcare entered into a new management unit subscription agreement pursuant to which Dr. Payson has been granted 3,830,365 Class B Units of BP Healthcare (a corresponding number of Class B Units will be granted by Holdings to BP Healthcare). Class B Units of BP Healthcare are limited liability company profits interests having economic characteristics similar to stock appreciation rights and representing the right to share in any increase in the equity value of BP Healthcare that exceeds a threshold of $1.00 per unit. Therefore, a Class B Unit generally has a value at any given time equal to the value of a Class A Unit in BP Healthcare minus $1.00. The Class B Units granted to Dr. Payson contain a special term that would require the value of BP Healthcare’s Class A Units to exceed $1.10 for him to receive any value, such that no payment would be made in respect of a Class B Unit if the value of a Class A Unit fails to exceed $1.10.

The Class B Units generally vest in equal installments every three months over a period of four years from the grant date, subject to Dr. Payson’s continued advisory or director services for the Company. In addition, these units will vest in full if a change in control of Holdings occurs while Dr. Payson still serves as an advisor or director.

Upon termination of Dr. Payson’s services for any reason, all of Dr. Payson’s new Class B Units that are unvested will be forfeited. In addition, if Dr. Payson is terminated by the Company or its affiliates for cause (or by Dr. Payson when grounds exist for a termination by BP Healthcare or any of its subsidiaries for cause), then all of Dr. Payson’s vested new Class B Units will also be forfeited.

As a condition of receiving the new Class B Units, Dr. Payson has agreed to certain restrictive covenants, including confidentiality of information, noncompetition and non-solicitation covenants that are substantially similar to the covenants in his 2008 Unit Agreement. As provided in his 2008 Unit Agreement, the confidentiality covenant has an indefinite term, and the non-competition and non-solicitation covenants each have a term effective both during the term of Dr. Payson’s services and for twelve and twenty-four months, respectively, following a termination of his services.

Mr. Figueroa’s Employment Agreement

In connection with Mr. Figueroa’s appointment as Chief Executive Officer of the Company and Holdings, the Company entered into an employment agreement with Mr. Figueroa, effective November 29, 2012. Mr. Figueroa’s employment agreement has a five-year initial term. The initial term will be automatically extended for successive one-year terms thereafter unless one of the parties provides the other with written notice of non-renewal at least sixty days prior to the end of the applicable term.

Compensation Arrangements

Mr. Figueroa’s employment agreement also includes the terms summarized below:

•	base salary at an annual rate of $750,000, subject to increases as determined by the Company’s Board of Directors;

•

target annual bonus award of not less than 100% of base salary (and a maximum bonus award of not less than 200% of base salary), based upon certain performance goals established by the Company’s Board of Directors;

•	reimbursement (on a tax grossed-up basis) of reasonable costs associated with his relocation;

•	participation in the Company’s employee benefit plans; and

•	reimbursement of reasonable and customary business expenses.

Termination and Other Provisions

Generally, either party may terminate Mr. Figueroa’s employment agreement at any time, but Mr. Figueroa must provide 60 days’ advance written notice to the Company of his resignation.

Pursuant to the terms of Mr. Figueroa’s employment agreement, if Mr. Figueroa’s employment is terminated in the event of death or disability, in addition to certain accrued amounts, Mr. Figueroa will be entitled to receive a pro rata portion of his annual bonus in respect of the year of termination. Following termination in the event of death or disability, except as set forth in this paragraph, Mr. Figueroa will have no further rights to any compensation or any other benefits under his employment agreement.

Pursuant to the terms of Mr. Figueroa’s employment agreement, if Mr. Figueroa’s employment is terminated without cause by the Company or by him as a result of a constructive termination, Mr. Figueroa will be entitled to receive, in addition to certain accrued amounts, the following additional benefits:

•	a pro rata portion of his annual bonus in respect of the year of termination;

•

subject to his compliance with the restrictive covenants described below, an amount, payable over 24 months, equal to two times the sum of (x) his annual base salary and (y) an amount equal to his target annual bonus if the termination occurs on or prior to December 31, 2014, or if the termination occurs after December 31, 2014, the average of his annual bonuses payable for the immediately preceding two fiscal years (the “Severance Amount”); and

•	a lump sum payment equal to 24 times the monthly cost of COBRA continuation coverage under the Company’s group health plans.

The amounts payable to Mr. Figueroa upon a termination of employment described above are subject to Mr. Figueroa providing a release of all claims to the Company. Furthermore, the payment of the Severance Amount is contingent upon Mr. Figueroa’s continued compliance with the non-competition, non-solicitation, non-disparagement and confidentiality covenants contained in his employment agreement. The confidentiality covenant has an indefinite term, and the non-competition, non-solicitation and non-disparagement covenants each have a term effective both during employment and for twenty-four months following a termination of his employment. In addition, Mr. Figueroa’s employment agreement includes certain customary indemnification and other provisions, including a provision that, in the event of any action by either party to the agreement against the other party by reason of a breach of the agreement, the prevailing party would be entitled to recover costs and expenses of that action, including reasonable attorney’s fees, accounting or other professional fees resulting therefrom.

Mr. Figueroa’s Equity Arrangements

In connection with his employment, on November 29, 2012, Mr. Figueroa and Holdings entered into a management unit subscription agreement pursuant to which Mr. Figueroa has agreed to purchase 1,000,000 Class A-2 Units of Holdings for $1,000,000 (or $1.00 per Class A-2 Unit) and is being granted 12,257,169 Class B Units in Holdings. In addition, Mr. Figueroa will have the right, but not the obligation, to purchase up to an additional 9,814,533 Class A-2 Units for a period of six months following November 30, 2012, the date of his initial purchase. The Class A-2 Units are equity interests in Holdings and have economic characteristics that are similar to those of shares of common stock in a corporation, except that the Class A-2 Units being acquired by Mr. Figueroa contain different economic terms than Holdings’ normal Class A-2 Units and will not entitle him to receive any value above $1.00 per Class A-2 Unit unless and until the cumulative value attributable to each of his Class A-2 Units exceeds $1.10, at which point the special Class A-2 Units will become entitled to receive $0.10 per unit and thereafter will become entitled to receive the same amount as other Class A-2 Units. All of Mr. Figueroa’s Class A-2 Units will be fully vested when purchased.

Class B Units of Holdings are limited liability company profits interests having economic characteristics similar to stock appreciation rights and representing the right to share in any increase in the equity value of Holdings that exceeds a threshold of $1.00 per unit. Therefore, a Class B Unit generally has a value at any given time equal to the value of a Class A Unit minus $1.00. However, the Class B Units granted to Mr. Figueroa contain a special term that requires the value of Holdings’ Class A Units to exceed $1.10 in order for him to receive any value from such units, such that no payment would be made in respect of his Class B Units if the value a Class A Unit fails to exceed $1.10. All of Mr. Figueroa’s Class B Units will be time-vesting, with 20% of the Class B Units vesting on November 30, 2013 and an additional 5% of the Class B Units vesting every three months for a period of four years thereafter. The Class B Units will become fully vested if a change in control of Holdings occurs while Mr. Figueroa is still employed with the Company. Any Class B Units that are unvested upon termination of Mr. Figueroa’s employment will be forfeited.

Prior to an initial public offering of Holdings or any of its subsidiaries or his termination of employment with the Company, Mr. Figueroa will have preemptive rights that give him the right to maintain his then pro rata share of Holdings’ issued and outstanding common membership units by purchasing additional common membership units (or other equity securities or securities convertible into or exchangeable for any such units or equity securities) each time Holdings proposes to issue or sell such units or securities to any person, subject to certain exceptions set forth in the management unit subscription agreement.

If Mr. Figueroa’s employment is terminated due to death or disability prior to an initial public offering of Holdings or any of its subsidiaries, he has the right, subject to certain limitations, for a specified period following the termination date, to cause Holdings to purchase on one occasion all, but not less than all, of his Class A-2 and vested Class B Units at the fair market value of such units.

If Mr. Figueroa’s employment with the Company or any of its subsidiaries is terminated by the Company for any reason, Mr. Figueroa materially violates any of the restrictive covenants described below contained in the management unit subscription agreement (a “Restrictive Covenant Violation”) or Mr. Figueroa accepts a consulting or employment relationship with (or acquires any financial interest in) a direct competitor of the Company at any time after the twenty-four month period following a termination of his employment (a “Competitive Activity”) without the consent of Holdings’ Board of Directors, then Holdings has the right for a specified period to purchase from Mr. Figueroa all vested Class B Units held by him at (1) the lesser of fair market value thereof and cost, in the event of termination for cause, a Restrictive Covenant Violation or a voluntary resignation where cause exists, which means that such vested units will be effectively forfeited, (2) the fair market value thereof, in the event of termination due to death or disability, termination without cause, resignation as a result of constructive termination or if Mr. Figueroa engages in a Competitive Activity, or (3) the lesser of fair market value thereof and cost, in the event of a voluntary resignation on or before November 30, 2014 where grounds for cause do not exist, or the fair market value thereof, in the event of a voluntary resignation after November 30, 2014 where grounds for cause do not exist. In certain circumstances the Company has the right to “clawback” and recover any gains Mr. Figueroa may have realized with respect to his Class B Units if he is terminated for cause or he voluntarily resigns where grounds for cause exist and the Company notifies him of such fact within 30 days of his resignation. In addition, Holdings has the right for a specified period to purchase from Mr. Figueroa all of the Class A-2 Units held by him at (1) the lesser of fair market value thereof and cost, in the event of a termination for cause, a Restrictive Covenant Violation or a voluntary resignation where grounds for cause exist and (2) the fair market value thereof, in the event of termination for cause or Mr. Figueroa engages in any Competitive Activity without the consent of our Board of Directors.

As a condition to receiving the units, Mr. Figueroa has agreed to certain restrictive covenants, including confidentiality of information, noncompetition, non-solicitation and non-disparagement covenants in his management unit subscription agreement. Similar to his employment agreement, the confidentiality covenant has an indefinite term, and the non-competition, non-solicitation and non-disparagement covenants each have a term effective both during employment and for twenty-four months following a termination of his employment.

In connection with his subscription for equity units of Holdings, Mr. Figueroa also entered into the limited liability company agreement of Holdings and the securityholders agreement of Holdings. These agreements contain certain rights and obligations of the parties thereto with respect to governance, distributions, indemnification, voting, transfer restrictions and rights, including tag-along rights, drag-along rights, registration rights and rights of first refusal, and certain other matters.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of Apria Healthcare Group Inc., dated November 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA HEALTHCARE GROUP INC.

Date: November 29, 2012	By:	/s/ ROBERT S. HOLCOMBE
	Name:	Robert S. Holcombe
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit No.	Subject Matter

99.1	Press release of Apria Healthcare Group Inc., dated November 29, 2012